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Exhibit 99.1

Contact:	Tad Walden Corporate Communications On Command Corporation (720) 873-3321 twalden@ocv.com
Chuck Ence Investor Relations On Command Corporation (720) 873-3356 cence@ocv.com

FOR IMMEDIATE RELEASE

On Command reports results for the first quarter of 2003

  •
  On Command's first quarter conference call will take place at 4:00 pm EST on May 20, 2003. To participate, please dial (800) 309-9490 in the U.S. or (706) 634-6055 internationally at least ten minutes prior to the call. The conference ID is 716094.

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  The first conference call will be Web cast live at www.oncommand.com.

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  Replays are available via the Web site beginning May 20, 2003 after 5:00 pm EST and ending May 28, 2003 at 11:59 pm EST. Telephone replays will be available for the same period by dialing (800) 642-1687 in the U.S. or (706) 645-9291 internationally.

        Denver, Colorado, May 20, 2003—On Command Corporation (OTCBB: ONCO), a leading provider of in-room interactive services, business information and guest services for the lodging industry, today announced its financial results for the three months ended March 31, 2003.

        Total revenue for the first quarter of 2003 was $56.7 million compared to $57.4 million in the first quarter of 2002, a decrease of 1.2%. The decrease in total revenue of 1.2% is primarily due to a decline in sales of video systems to third party providers. Offsetting the decrease, room revenue increased to $54.8 million in the first quarter of 2003 from $54.3 million in 2002.

        Adjusted EBITDA (defined by On Command as revenue less direct costs of revenue and other cash operating expenses, excluding depreciation and amortization and asset impairments and other charges) for the first quarter of 2003 was $15.8 million, an increase of 4.2% over the first quarter of 2002. Please see schedule 1 attached for a reconciliation of 2003 and 2002 adjusted EBITDA to operating loss.

        Loss from operations for the first quarter ended March 31, 2003 was $3.5 million compared to $6.8 million for the corresponding period of 2002.

        The Company reported a net loss attributed to common stockholders of $9.1 million ($0.29 per share) for the quarter, compared to a $12.1 million ($0.39 per share) net loss for the corresponding period in 2002.

        Revenue per room for the first quarter increased 3.8% to $21.89 from $21.08 for the same period in 2002. The Company achieved this revenue increase despite a 1.0% decline in the top 25 market occupancy rates, by continuing its strategy of installing digital upgrades and adding proven products to its existing room base. During the first quarter of 2003, the Company installed its Roommate digital platform in 20,500 rooms, bringing the total number of digital rooms to 312,000 or 35.3% of the total owned room base of 884,000.

        Additional highlights for the first quarter include:

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  Increased quarter over quarter adjusted EBITDA margin (defined as adjusted EBITDA divided by total revenue) to 27.8% from 26.3%.

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  Installed the digital music product to more than 24,000 rooms and the TV Internet service to more than 28,000 rooms.

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  Installed a digital upgrade in more than 32,000 rooms, delivering an average uplift in room revenue of 17% compared to tape-based systems without the upgrade.

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  Reduced capital spending and other investment costs for the quarter to $12 million, down 15.8% versus the first quarter of 2002.

        "On Command experienced solid performance despite the prevailing economy during the first quarter of 2003," said Chris Sophinos, president and chief executive officer of On Command. "Our results of improved room revenue in total and on a per room basis, at a time of lower occupancy rates, validated our modular upgrade program under which we have installed and upgraded 42% more rooms this quarter than we did in the first quarter of 2002 while spending 16% less capital dollars."

Business Outlook

        Given the economic uncertainties and the unknown recovery period after the war on Iraq, the Company will not be giving guidance for 2003 at this time.

About On Command

        On Command Corporation (www.oncommand.com) is a leading provider of in-room entertainment technology to the lodging and cruise ship industries. On Command is a majority-owned subsidiary of Liberty Satellite & Technology, Inc. (OTCBB: LSTTA, LSTTB).

        On Command entertainment services include: on-demand movies; television Internet services using high-speed broadband connectivity; television email; short form television features covering drama, comedy, news and sports; PlayStation video games; and music-on-demand services through Instant Media Network, a majority-owned subsidiary of On Command Corporation and the leading provider of digital on-demand music services to the hotel industry. All On Command products are connected to guest rooms and managed by leading edge video-on-demand navigational controls and a state-of-the art guest user interface system. The guest menu system can be customized by hotel properties to create a robust platform that services the needs of On Command hotel partners and the traveling public. On Command and its distribution network services more than 1,000,000 guest rooms, which touch more than 300 million guests annually.

        On Command's direct served hotel properties are located in the United States, Canada, Mexico, Spain, and Argentina. On Command distributors serve cruise ships operating under the Royal Caribbean, Costa and Carnival flags. On Command hotel properties include more than 100 of the most prestigious hotel chains and operators in the lodging industry: Accor, Adam's Mark Hotels & Resorts, Fairmont, Four Seasons, Hilton Hotels Corporation, Hyatt, Loews, Marriott (Courtyard, Renaissance, Fairfield Inn and Residence Inn), Radisson, Ramada, Six Continents Hotels (Inter-Continental, Crowne Plaza and Holiday Inn), Starwood Hotels & Resorts (Westin, Sheraton, W Hotels and Four Points), and Wyndham Hotels & Resorts.

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ON COMMAND CORPORATION
(An Indirect Consolidated Subsidiary of Liberty Media Corporation)

Condensed Consolidated Balance Sheets

(unaudited)

	March 31, 2003	December 31, 2002
	(amounts in thousands)
Assets
Current assets:
Cash and cash equivalents	$3,036	$4,501
Accounts receivable, net	30,531	33,525
Other current assets	3,245	3,461

Total current assets	36,812	41,487

Property and equipment:
Video systems
In service	675,156	668,697
Construction in progress	35,290	37,511

	710,446	706,208
Support equipment, vehicles and leasehold improvements	26,231	26,245

	736,677	732,453
Accumulated depreciation	(467,901)	(457,482)

	268,776	274,971

Goodwill	65,580	65,580
Other assets, net	14,691	14,444

Total assets	$385,859	$396,482

(continued)

ON COMMAND CORPORATION
(An Indirect Consolidated Subsidiary of Liberty Media Corporation)

Condensed Consolidated Balance Sheets

(unaudited)

	March 31, 2003	December 31, 2002
	(amounts in thousands)
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$21,596	$28,689
Accounts payable to parent	1,191	1,906
Accrued compensation	5,545	6,433
Sales, use and property tax liabilities	4,693	4,585
Other accrued liabilities	7,243	7,987
Current portion of debt	833	833

Total current liabilities	41,101	50,433
Long-term debt	265,695	261,946
Other long-term liabilities	223	496

Total liabilities	307,019	312,875

Minority interest in consolidated subsidiary	245	259

Redeemable securities:
Mandatorily redeemable preferred stock	100,110	97,848
Common stock subject to repurchase obligation	2,333	2,333

Total redeemable securities	102,443	100,181

Stockholders' deficit:
Preferred stock, $.01 par value; shares authorized—10,000,000; shares issued and outstanding—98,500 in 2003 and 2002	—	—
Common stock, $.01 par value; shares authorized—150,000,000; shares issued—30,977,840 in 2003 and 30,973,989 in 2002	310	310
Additional paid-in-capital	297,566	299,398
Accumulated other comprehensive loss	(2,478)	(4,533)
Accumulated deficit	(292,585)	(285,777)

	2,813	9,398
Common stock held in treasury, at cost (119,500 in 2003 and 2002)	(1,344)	(1,344)
Note receivable from stockholder	(25,317)	(24,887)

Total stockholders' deficit	(23,848)	(16,833)

Commitments and contingencies
Total liabilities and stockholders' deficit	$385,859	$396,482

ON COMMAND CORPORATION
(An Indirect Consolidated Subsidiary of Liberty Media Corporation)

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended March 31,
	2003	2002
	(amounts in thousands)
Revenue:
Room revenue	$54,754	$54,254
System and equipment sales and other	1,966	3,129

Total revenue	56,720	57,383

Direct costs of revenue:
Content fees, commissions and other in-room services	27,386	27,884
System, equipment and other costs	862	1,380

Total costs of revenue	28,248	29,264

Direct margin (exclusive of other operating expenses shown separately below)	28,472	28,119

Other operating expenses:
Operations support	6,062	6,506
Research and development	1,083	957
Selling, general and administrative	5,576	5,542
Depreciation and amortization	18,963	20,131
Asset impairments and other charges	325	1,829

Total other operating expenses	32,009	34,965

Loss from operations	(3,537)	(6,846)
Interest expense	(3,353)	(3,606)
Other income, net	170	482

Loss before income taxes	(6,720)	(9,970)
Income tax expense	(88)	(43)

Net loss	(6,808)	(10,013)
Dividends on mandatorily redeemable preferred stock	(2,262)	(2,054)

Net loss attributable to common stockholders	$(9,070)	$(12,067)

Basic and diluted net loss per common share	$(0.29)	$(0.39)

Basic and diluted weighted average number of common shares outstanding	30,858	30,892

ON COMMAND CORPORATION
(An Indirect Consolidated Subsidiary of Liberty Media Corporation)

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended March 31,
	2003	2002
	(amounts in thousands)
Cash flows from operating activities:
Net loss	$(6,808)	$(10,013)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	18,963	20,131
Payments of restructuring costs	(273)	(480)
Asset impairments and other changes	325	1,829
Other non-cash items	287	196
Changes in assets and liabilities:
Accounts receivable	3,137	(2,062)
Other assets	521	630
Accounts payable	(6,431)	(527)
Accounts payable to parent	(833)	(37)
Accrued compensation	(869)	246
Sales, use and property tax liabilities	81	(362)
Other accrued liabilities	(762)	818

Net cash provided by operating activities	7,338	10,369

Cash flows from investing activities:
Capital expenditures	(11,998)	(12,440)
Cost investments	—	(1,716)

Net cash used in investing activities	(11,998)	(14,156)

Cash flows from financing activities:
Borrowings of debt	4,000	7,000
Repayments of debt	(251)	(270)
Payment of deferred financing costs	(550)	—
Proceeds from issuance of common and preferred stock	—	31

Net cash provided by financing activities	3,199	6,761

Effect of exchange rate changes on cash	(4)	(29)

Net increase (decrease) in cash and cash equivalents	(1,465)	2,945
Cash and cash equivalents, beginning of period	4,501	2,869

Cash and cash equivalents, end of period	$3,036	$5,814

Schedule 1
Reconciliation of Adjusted EBITDA to Loss From Operations:

	Quarter Ended March 31, 2003	Quarter Ended March 31, 2002
	(in thousands)	(in thousands)
Adjusted EBITDA(1)	15,751	15,114
Depreciation and amortization	(18,963)	(20,131)
Asset impairments and other charges	(325)	(1,829)

Loss from Operations	$(3,537)	$(6,846)

(1)
Adjusted EBITDA is defined by the Company as revenue less direct costs of revenue and other operating expenses, excluding depreciation and amortization and asset impairments and other charges.

A Note on adjusted EBITDA

        The most significant difference between "adjusted EBITDA", as defined by the Company, and loss from operations, as determined in accordance with generally accepted accounting principles, is that depreciation and amortization expense are not included in the calculation of adjusted EBITDA. GAAP requires depreciation and amortization to be shown as an expense in calculating net income and loss because capital spending is not fully expensed in the period incurred. Rather, the cost of a capital expenditure is spread out over the assumed useful life of the property acquired, under the heading depreciation and amortization, so that the expense can be matched to the revenue anticipated to be generated by that expense. Thus, excluding depreciation and amortization from a measurement of operating performance will fail to reflect the true cost of operations over time. Similarly, asset impairment charges reflect non-temporary declines in the value of investments, the original cost of which was not expensed in the period incurred.

        However, because depreciation, amortization and impairments reflect primarily the effects of past capital expenditures, On Command's management believes that adjusted EBITDA when considered together with measures prepared in accordance with generally accepted accounting principles can be very useful to investors and analysts as a measurement of the Company's current operating performance, particularly when assessed in conjunction with information regarding current capital spending and other investing activities and trends, as reported above. On Command's management regularly uses adjusted EBITDA as a measurement to assess the performance of operating units and individuals and to assist in strategic planning and the allocation of resources.

        Because adjusted EBITDA does not reflect changes in working capital or other cash requirements of the Company, it is not intended to represent cash flows for the period, or to reflect funds available for interest, dividends, reinvestment or other discretionary uses. Adjusted EBITDA has not been presented as an alternative to loss from operations, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles in the United States of America. The Company's definition of adjusted EBITDA may differ from similar measurements provided by other public companies.

ON COMMAND CORPORATION QUARTERLY STATISTICS

	Q1 2003	Q4 2002	Q3 2002	Q2 2002	Q1 2002
Room Base Statistics
Total Hotels	3,356	3,380	3,383	3,421	3,443
Total Guest Pay Rooms	884,000	891,000	900,000	916,000	923,000
On-demand Rooms	869,000	874,000	880,000	890,000	895,000
% of total rooms	98.3%	98.1%	97.8%	97.2%	97.0%
Scheduled Rooms (all SpectraVision)	15,000	17,000	20,000	26,000	28,000
% of total rooms	1.7%	1.9%	2.2%	2.8%	3.0%
Domestic Rooms	785,000	792,000	801,000	808,000	816,000
% of total rooms	88.8%	88.9%	89.0%	88.2%	88.4%
International Rooms	99,000	99,000	99,000	108,000	107,000
% of total rooms	11.2%	11.1%	11.0%	11.8%	11.6%
Total Digital Rooms	312,000	291,000	275,000	264,000	240,000
Total Guest Programming Rooms	519,000	517,000	519,000	516,000	518,000
Operating Results & Statistics (in thousands)
Room Revenue	$54,754	$55,227	$58,009	$59,131	$54,254
Other Revenue	$1,966	$3,997	$2,781	$1,869	$3,129

Total Revenue	$56,720	$59,224	$60,790	$61,000	$57,383
Direct Expense	$28,248	$31,222	$30,234	$30,340	$29,264

Direct Margin	$28,472	$28,002	$30,556	$30,660	$28,119
Operations Expense	$6,062	$6,370	$6,073	$7,134	$6,506
Research & Development Expense	$1,083	$886	$1,143	$1,078	$957
SG&A Expense	$5,576	$4,736	$5,590	$5,428	$5,542

Total Operating Expenses	$12,721	$11,992	$12,806	$13,640	$13,005

Adjusted EBITDA	$15,751	$16,010	$17,750	$17,020	$15,114

Loss from Operations	$(3,537)	$(4,612)	$(2,306)	$(8,249)	$(6,846)

As a % of Total Revenue:
Direct Margin	50.2%	47.3%	50.3%	50.3%	49.0%
Operations	10.7%	10.8%	10.0%	11.7%	11.3%
Research & Development	1.9%	1.5%	1.9%	1.8%	1.7%
SG&A	9.8%	8.0%	9.2%	8.9%	9.7%
Adjusted EBITDA	27.8%	27.0%	29.2%	27.9%	26.3%
Loss from Operations	-6.2%	-7.8%	-3.8%	-13.5%	-11.9%
Per Room per Month:
Total Room Revenue	$21.89	$21.97	$22.86	$22.88	$21.08
Total Movie Revenue	$18.18	$18.38	$19.21	$19.61	$18.02
Direct Profit	$10.70	$10.44	$11.26	$11.11	$10.12
Operations Expense	$2.28	$2.38	$2.24	$2.58	$2.34
Adjusted EBITDA	$5.92	$5.97	$6.54	$6.17	$5.44
Loss from Operations	$(1.33)	$(1.72)	$(0.85)	$(2.99)	$(2.46)

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On Command reports results for the first quarter of 2003